                                                                  Exhibit 23(d)


                   [Letterhead of Roth Capital Partners, LLC]




                                  May 21, 2002



Re: Fairness Opinion of Roth Capital Partners

Board of Directors
Howtek, Inc.
21 Park Avenue
Hudson, NH 03051

Gentlemen:

We hereby consent to the use of our name and to the description of our Opinion letter dated May 10, 2002, under the caption "Fairness Opinion of Roth Capital Partners, LLC, Financial Advisor to Howtek" in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of Howtek, Inc., and to the inclusion of such opinion letter as Annex G to the Registration Statement on Form S-4 of Howtek, Inc. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange omission promulgated thereunder.




Roth Capital Partners, LLC

By: /s/ Grant Garbers

Grant Garbers,
Managing Director